Exhibit 23.2

                           LBB & ASSOCIATES LTD., LLP
                        10260 Westheimer Road, Suite 310
                                Houston, TX 77042
                    Phone: (713) 800-4343 Fax: (713) 456-2408


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Zewar Jewellery, Inc. on Form S-1/A to be filed with the commission on or about January 18, 2013 of our report dated November 28, 2012, relating to the financial statements of Zewar Jewellery, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.



/s/ LBB & Associates Ltd., LLP
-----------------------------------
LBB & Associates Ltd., LLP

Houston, Texas
January 18, 2013